UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 Under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.	3
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.	4
Item 9.01 Financial Statements and Exhibits.	5

SIGNATURES	6
EX-4.1
EX-104

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Term Loan Credit Agreement

On April 29, 2022, Republic Services, Inc. (the “Company”) entered into a Term Loan Credit Agreement, with Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) and the other lenders party thereto (the “Credit Agreement”). The Credit Agreement was entered into in connection with the closing of the Company’s acquisition of US Ecology, Inc.

The Credit Agreement is unsecured and will mature on April 29, 2025. Under the Credit Agreement, each lender agreed to make a term loan to the Company in an aggregate amount not to exceed the amount of such lender’s commitment set forth in the Credit Agreement, with the total outstanding principal amount under the Credit Agreement not to exceed the aggregate lenders’ commitments of $1 billion. The term loan was funded in full on April 29, 2022.

At the Company’s option, and subject to customary conditions, borrowings bear interest at a base rate or a forward-looking secured overnight financing rate, plus an applicable margin based on the Company’s debt ratings. After the effective date of the Credit Agreement, the Company, in consultation with one or more lenders selected by the Company to be the sustainability coordinator under the Credit Agreement (the “Sustainability Coordinator”), will be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance targets of the Company and its subsidiaries. The Sustainability Coordinator, the Company and the Administrative Agent may amend the Credit Agreement, unless such amendment is objected to by lenders holding more than 50% of the commitments under the Credit Agreement, solely for the purpose of incorporating the KPIs so that certain adjustments to the otherwise applicable interest rate may be made based on the Company’s performance against the KPIs.

Outstanding principal, accrued and unpaid interest and other amounts payable under the facility, may be accelerated upon the occurrence of customary events of default, including (subject to certain materiality thresholds and grace periods) payment defaults, failures to comply with covenants, material inaccuracies of representations or warranties, bankruptcy or insolvency proceedings, changes of control, ERISA matters and cross-defaults to other debt agreements.

The Credit Agreement contains customary affirmative and negative covenants, including, among other things, a covenant requiring the Company not to exceed a maximum ratio of total debt to EBITDA, as defined in the Credit Agreement. The Company may pay dividends and repurchase common stock if it is in compliance with these covenants.

The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Credit Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in the Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure required hereunder is provided under Item 1.01 above relating to the entry into the Credit Agreement and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

4.1	Term Loan Credit Agreement, dated as of April 29, 2022, by and among Republic Services, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: May 4, 2022	By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

6